Exhibit 3.101

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

of

A. C. Nielsen Company

(a Delaware corporation)

to

A. C. Nielsen Company, LLC

(a Delaware limited liability company)

This Certificate of Conversion to Limited Liability Company is being duly executed and filed by an authorized person, to convert A. C. Nielsen Company, a Delaware corporation (the “Corporation”), to a Delaware limited liability company, under Section 18-214 of the Delaware Limited Liability Company Act (the “Act”).

1.	The jurisdiction where the Corporation was first formed is Delaware.

2.	The jurisdiction of the Corporation immediately prior to filing this Certificate is Delaware.

3.	The date the Corporation was first incorporated in Delaware is October 24, 1958, under the name Nielsen, Inc.

4.	The name of the Corporation immediately prior to filing this Certificate was A. C. Nielsen Company.

5.	In accordance with Section 266(b) of the General Corporation Law of the State of Delaware (the “DGCL”), the sole director and the sole stockholder of the Corporation by a written consent of the sole director in accordance with the provisions of Section 141(f) of the DGCL and written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL, adopted a resolution approving the conversion of the Corporation into a Delaware limited liability company.

6.	The name of the Limited Liability Company as set forth in the Certificate of Formation is A. C. Nielsen Company, LLC.

7.	The conversion shall be effective on December 31, 2008.

[the next page is the signature page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 22nd day of December, 2008.

A. C. NIELSEN COMPANY

By:	/s/ Harris Black
Harris Black
Authorized Person

CERTIFICATE OF FORMATION

OF

A. C. NIELSEN COMPANY, LLC

1. The name of the Limited Liability Company is A. C. Nielsen Company, LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective on December 31, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of A. C. Nielsen Company, LLC this 22nd day of December, 2008.

/s/ Harris Black
Harris Black
Authorized Person